Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated December 20, 2013, relating to the consolidated financial statements of Hovnanian Enterprises, Inc. and subsidiaries, and the effectiveness of Hovnanian Enterprises, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Hovnanian Enterprises, Inc. for the year ended October 31, 2013:

1.

Registration Statements Nos. 333-113758, 333-106756, and 333-92977 on Form S-8 pertaining to the Amended and Restated 2008 Stock Incentive Plan (which superseded and replaced the 1999 Stock Incentive Plan), and Senior Executive Short-Term Incentive Plan, as amended and restated, of Hovnanian Enterprises, Inc.;

2.	Registration Statements Nos. 333-56972, 033-36098, and 002-92773 on Form S-8 pertaining to the 1983 Stock Option Plan as amended and restated of Hovnanian Enterprises, Inc.;

3.	Registration Statement No. 333-56640 on Form S-8 pertaining to the Employee Stock Option Plan of Washington Homes;

4.	Registration Statements Nos. 333-180668 on Form S-8 pertaining to the 2012 Stock Incentive Plan of Hovnanian Enterprises, Inc.; and

5.	Registration Statements No. 333-189802 on Form S-3 of Hovnanian Enterprises, Inc. pertaining to a universal shelf registration of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc.

       /s/DELOITTE & TOUCHE LLP

New York, NY

December 20, 2013